electroCore Announces Third Quarter 2021 Financial Results

Third quarter 2021 revenue grew 17% sequentially and 38% over third quarter 2020

Company to host a conference call and webcast today, November 4, 2021 at 4:30 pm ET

ROCKAWAY, NJ, November 4, 2021 (GLOBE NEWSWIRE) -- electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today announced third quarter 2021 financial results and provided an operational update.

Third Quarter 2021 and Recent Highlights

•	Revenue of $1.5 million, representing an increase of 17% sequentially and 38% over third quarter 2020

•	Gross margin expanded to 76%

•	Net cash used to fund operations was $3.4 million, leaving approximately $39.0 million of cash, cash equivalents, and marketable securities at September 30, 2021

Dan Goldberger, Chief Executive Officer of electroCore, commented: “We are pleased that our third quarter results continue to show steady sequential revenue growth, despite the impact of the pandemic on our headache markets in the U.S. and U.K.” Mr. Goldberger added: “Revenue for the quarter was $1.5 million and we continue to be confident about the growth prospects of the business. Our cash balance, including our marketable securities, of $39.0 million at September 30, 2021, puts the company in an excellent position to execute on its strategy.”

Third Quarter 2021 Financial Results

For the quarter ended September 30, 2021, electroCore reported net sales of $1.5 million compared to $1.3 million in the second quarter of 2021 and $1.1 million during same period of 2020. This represents a quarterly revenue increase of 17% sequentially and 38% over the same period last year.

Revenue from the Department of Veterans Affairs (“VA”) and Department of Defense (“DOD”) increased 21% sequentially to $946,000 in the third quarter of 2021 from $779,000 in the second quarter of 2021 and increased 46% as compared to $646,000 in the third quarter of 2020.

96 VA and DoD military treatment facilities have purchased gammaCore products through September 30, 2021 as compared to 85 facilities through the June 2021 and 67 facilities through the third quarter of 2020.

Revenue from outside the United States through direct sales channels was flat sequentially to $371,000 in the third quarter of 2021, as compared to $369,000 during the second quarter of 2021 and increased 33% from $278,000 during the third quarter of 2020. These figures do not include global stocking distributors in other countries which contributed $12,000 of net sales.

Gross profit for the third quarter of 2021 was $1.1 million as compared to $895,000 for the second quarter of 2021 and $733,000 for the third quarter of 2020.  Gross margin for the third quarter of 2021 was 76%, compared to 71% in the second quarter of 2021 and 68% in the third quarter of 2020.

Total operating expenses in the third quarter of 2021 were approximately $5.1 million, a reduction of approximately $1.0 million from $6.1 million in the second quarter of 2021. Operating expenses decreased by $100,000 from $5.2 million in the third quarter of 2020.

Research and development expense in the third quarter of 2021 was $470,000 as compared to $825,000 in the second quarter of 2021, a decrease of approximately $355,000 sequentially. Research and development expense decreased by $159,000 from $629,000 during the third quarter of 2020.

Selling, general and administrative expense in the third quarter of 2021 was $4.6 million as compared to $5.3 million in the second quarter of 2021. Selling, general and administrative expense was flat compared to the third quarter of 2020.

GAAP net loss in the third quarter of 2021 was $4.0 million compared to a GAAP net loss of $2.9 million in the second quarter of 2021. GAAP net loss decreased by 11% or $500,000 as compared to a GAAP net loss of $4.5 million in the third quarter of 2020. In the second quarter of 2021, the company recorded a total gain of $2.3 million on the extinguishment of debt and a tax benefit from the sale of New Jersey NOL carryforwards.

Adjusted EBITDA net loss in the third quarter of 2021 was $3.1 million as compared to $4.1 million during the second quarter of 2021 and as compared to adjusted EBITDA net loss of $3.3 million in the third quarter of 2020.

The company defines adjusted EBITDA net loss as GAAP net loss, excluding depreciation and amortization, stock-compensation expense, restructuring and other severance related charges, legal fees associated with stockholders’ litigation, total other income/expense, extinguishment of debt, and provision/ benefit from income taxes. A reconciliation of GAAP net loss to Non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in this press release.

Net cash used in operating activities during the quarter ended September 30, 2021, was approximately $3.4 million as compared to $3.2 million in the second quarter of 2021, and $4.1 million in the third quarter of 2020. The second quarter of 2021 amount is exclusive of cash proceeds from the sale of NOL carryforwards.

Cash, cash equivalents and marketable securities at September 30, 2021, totaled approximately $39.0 million, as compared to approximately $23.7 million at June 30, 2021. During the third quarter, the company raised net proceeds of approximately $18.8 million through a public offering of 20,700,000 shares of its common stock.  The Company believes its cash and marketable securities will enable it to fund its operating expenses and capital expenditure requirements, as currently planned, for at least the next 12 months.

Webcast and Conference Call Information

electroCore’s management team will host a conference call today, November 4, 2021, beginning at 4:30 pm ET.

Investors interested in listening to the conference call, or webcast may do so by dialing 877-269-7756 (Toll Free) or 201-689-7817 (Toll), or by connecting to the Web: electroCore 3Q21 Earnings Webcast

An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic medicine company dedicated to improving patient outcomes through its non-invasive vagus nerve stimulation therapy platform, initially focused on the treatment of multiple conditions in neurology. The company's current indications are the preventive treatment of cluster headache and migraine, the acute treatment of migraine and episodic cluster headache, the acute and preventive treatment of migraines in adolescents, and paroxysmal hemicrania and hemicrania continua in adults.

For more information, visit www.electrocore.com.

About gammaCoreTM

gammaCoreTM (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck as an adjunctive therapy to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore can be self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore (nVNS) is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, and the acute and preventive treatment of migraine in adolescent (ages 12 and older) and adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults.

gammaCore is contraindicated for patients if they:

•	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

•	Have a metallic device, such as a stent, bone plate, or bone screw, implanted at or near the neck

•	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

Safety and efficacy of gammaCore have not been evaluated in the following patients:

•	Adolescent patients with congenital cardiac issues

•	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

•	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

•	Pediatric patients (less than 12 years)

•	Pregnant women

•	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

Please refer to the gammaCore Instructions for Use for all of the important warnings and precautions before using or prescribing this product.

The U.S. FDA has cleared the gammaCore Sapphire CV (nVNS) device under an emergency use authorization for acute use at home or in a healthcare setting to treat adult patients with known or suspected COVID-19 who are experiencing an exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved pharmacologic therapies are not tolerated or provide insufficient symptom relief as assessed by their healthcare provider, using noninvasive vagus nerve stimulation (nVNS) on either side of the patient's neck.

gammaCore Sapphire CV has been authorized only for the duration of the statement that circumstances exist that warrant authorization of the emergency use of medical devices under section 564(b)(1) of the Act, 21 U.S.C. § 360bbbb-3(b)(1), until the authorization is terminated or revoked.

More information can be found at:

Letter of authorization: https://www.fda.gov/media/139967/download

Fact sheet for healthcare workers: https://www.fda.gov/media/139968/download

Patient information sheet: https://www.fda.gov/media/139969/download

Instructions for use of gammaCore: https://www.fda.gov/media/139970/download

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore’s expectations for revenue and cash used in operations during the third quarter of 2021, its expectations for future performance, as well as electroCore's business prospects and clinical and product development plans for 2021 and beyond, its pipeline or potential markets for its technologies, additional indications for gammaCore, the timing, outcome and impact of regulatory, clinical and commercial developments (including human trials for the study of headache, PTH, mTBI, Parkinson’s diseases and sleep deprivation stress and the business, operating or financial impact of such studies), further international expansion, and statements about anticipated distribution arrangements, government and payor funding arrangements (including those relating to Canada, Western Europe, Qatar, Taiwan, and China) and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Rich Cockrell

CG Capital

404-736-3838

ecor@cg.capital

or

Media Contact:

Jackie Dorsky

electroCore

908-313-6331

Jackie.dorsky@electrocore.com

electroCore, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three months		Nine months
	ended September 30,		ended September 30,
	2021	2020	2021	2020
Net sales	$1,487.1	$1,080.9	$3,960.4	$2,567.6
Cost of goods sold	355.0	347.5	1,093.3	918.6
Gross profit	1,132.1	733.4	2,867.1	1,649.0
Operating expenses
Research and development	470.3	629.1	1,794.1	3,182.7
Selling, general and administrative	4,646.8	4,592.9	15,644.3	16,427.0
Restructuring and other severance related charges	—	—	—	464.6
Total operating expenses	5,117.1	5,222.0	17,438.4	20,074.3
Loss from operations	(3,985.0)	(4,488.6)	(14,571.3)	(18,425.3)
Other (income) expense
Gain on extinguishment of debt	—	—	(1,422.2)	—
Interest and other income	(3.8)	(5.8)	(8.4)	(80.5)
Other expense	3.8	3.6	7.3	13.4
Total other (income) expense	—	(2.2)	(1,423.3)	(67.1)
Loss before income taxes	(3,985.0)	(4,486.4)	(13,148.0)	(18,358.2)
(Provision) benefit from income taxes	(8.7)	—	876.7	1,170.9
Net loss	$(3,993.7)	$(4,486.4)	$(12,271.3)	$(17,187.3)
Net loss per share of common stock - Basic and Diluted	$(0.06)	$(0.10)	$(0.22)	$(0.47)
Weighted average number of common shares outstanding - Basic and Diluted	69,511,498	44,030,685	55,308,381	36,847,548

electroCore, Inc.

Condensed Consolidated Balance Sheet Information

(Unaudited)

(in thousands)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$37,995.0	$4,241.9
Marketable securities	$1,001.1	$18,386.2
Total assets	$47,570.7	$31,518.2
Current liabilities	$5,738.9	$5,890.3
Total liabilities	$6,454.4	$7,873.6
Total equity	$41,116.4	$23,644.6

(Unaudited) Use of Non-GAAP Financial Measure

The company is presenting adjusted EBITDA net loss because it believes this measure is a useful indicator of its operating performance. electroCore management uses this non-GAAP measure principally as a measure of the company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the company’s industry. The company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The company defines adjusted EBITDA net loss as GAAP net loss, excluding depreciation and amortization, stock-compensation expense, restructuring and other severance related charges, legal fees associated with stockholders’ litigation, total other income/expense, extinguishment of debt, and provision / benefit from income taxes. A reconciliation of GAAP net loss to Non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in this press release.

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
	(in thousands)		(in thousands)
GAAP net loss	$(3,993.7)	$(4,486.4)	$(12,271.3)	$(17,187.3)
Depreciation and amortization	95.1	94.9	286.4	288.6
Stock-based compensation	760.4	742.9	2,540.6	2,490.6
Restructuring and other severance related charges	—	—	—	464.6
Legal fees associated with stockholders litigation	77.4	371.0	394.8	1,104.7
Interest and other (income) expense	—	(2.2)	(1.1)	(67.1)
Provision (benefit) from income taxes	8.7	—	(876.7)	(1,170.9)
Gain on extinguishment of debt	—	—	(1,422.2)	—
Adjusted EBITDA net loss	$(3,052.1)	$(3,279.8)	$(11,349.5)	$(14,076.8)

The company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and the non-GAAP measure does not reflect changes in, or cash requirements for, working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss, and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.